                                  SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                             INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Check the appropriate box:

[ ]  Preliminary Information Statement  [ ] Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                                  PROTEO, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                                  Proteo, Inc.
                           2102 Business Center Drive
                            Irvine, California 92612

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Proteo, Inc. a Nevada corporation (the "Company"), in lieu of an Annual Meeting in connection with the following proposals (the "Proposals"):

       1. To elect four (4) members to the Company' s Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2009 and until their successors are duly elected and qualified; and

       2. To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP. as independent auditors of the Company for the fiscal year ending December 31, 2008.

         This Information Statement is being sent in lieu of an annual meeting. The Company has adopted the Proposals by the written consent of stockholders holding a majority of the voting power of the Company.

         The Company's Board of Directors approved and recommended, pursuant to a written consent dated December 18, 2008, that the Proposals be accepted. The Company's stockholders holding a majority of the voting power of the Company approved the Proposals, pursuant to a written consent dated December 23, 2008. If the Proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposals.

         The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"), which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

         Professor Oliver Wiedow, M.D. beneficially owns 10,680,000 shares of common stock and Ms. Birge Bargmann beneficially owns 2,000,000 shares of common stock, such that collectively they own 12,680,000 shares of common stock representing approximately 53.1% of the voting power of the Company. Professor Wiedow and Mr. Bargmann gave their written consent to the Proposals described in this Information Statement on December 23, 2008. It is proposed that this Information Statement will be first sent to the stockholders on or about January 7, 2009. The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company, and thus the voting power, is December 29, 2008 (the "Record Date").

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Proposals.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 23,879,350 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Dr. Wiedow and Ms. Bargmann have voted an aggregate 12,680,000 shares of common stock in favor of the Proposals.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Proposals described herein; and (iv) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 2102 Business Center Drive, Irvine, California 92612.

                                          Shares                Percent of
                      NAME          BENEFICIALLY OWNED      SHARES OUTSTANDING
                      ----          ------------------      ------------------

Prof. Oliver Wiedow, M.D.               10,680,000                 44.7%
Birge Bargmann                          2,000,000                   8.4%
Joerg Alte                              140,000 (1)                    *
Dr. Barbara Kahlke                      10,000                         *
Holger Pusch                            20,000                         *
Prof. Hartmut Weigelt                   80,000                         *

All executive officers and              12,930,000                54.2%
directors as a group
(6 persons)


----------------

*    Represents less than 1%.

(1)  Mr. Alte has loaned all 140,000 shares to a broker.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Section 2 of Article III of the Company's Bylaws permits the Board of Directors to fix the number of directors at not less than one nor more than seven.

         Four directors will be elected at the Annual Meeting. The nominees for directors will serve until the annual meeting of stockholders to be held in 2009 and until his or her successor is duly elected and qualified. Professor Wiedow, Ms. Bargmann, Mr. Alte, Mr. Pusch and Dr. Weigelt currently serve as directors. Mr. Alte has informed the Company that he does not wish to stand for reelection at this Annual Meeting.

         All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The following persons have been nominated for election to the Board of
Directors:

        NAME                                  AGE     POSITION
        ----                                  ---     --------
        Birge Bargmann                        47      President, Chief Executive
                                                      Officer, Chief Financial
                                                      Officer and Director
        Professor Oliver Wiedow, MD.          51      Director
        Holger Pusch                          52      Director
        Professor Hartmut Weigelt, Ph.D.      63      Director


BUSINESS EXPERIENCE.

         Birge Bargmann has served as our President, Chief Executive Officer and Chief Financial Officer since November 2005 and a Director of the Company since December 2000. In November 2005, she was appointed CEO and CFO of the Company and its subsidiary. Ms. Bargmann was a member of the Supervisory Board of Proteo Biotech AG from 2000 to 2005. Since 1989, Ms. Bargmann has worked as a medical technique assistant engaged in the Elafin project at the dermatological clinic of the University of Kiel. She co-developed and carried out procedures to detect and to purify Elafin.

         Prof. Oliver Wiedow, M.D. has served as a Director of the Company since December 2000. Professor Wiedow served as our President, Chief Executive Officer and Chief Financial Officer from January 2004 to June 2004 and has served as a member of the Supervisory Board of Proteo Biotech AG since 2000. Since 1985 Professor Wiedow has served as physician and scientist at the University of Kiel, Germany. Prof. Wiedow discovered Elafin in human skin and has researched its biological effects.

         Holger Pusch has served as a Director of the Company since December 2000. For the last 23 years, Mr. Pusch worked in different marketing and sales functions for major German companies. Mr. Pusch is currently the Managing Director of Lupus Imaging & Media GmbH & Co. KG, a company in the photo business, a position he has held since October 2006. From March 1, 2006 to October 2006, Mr. Pusch worked for Connect Consulting GmbH, in Bonn Germany. From October 1989 to March 2006 he worked for Agfa Geveart AG and its successor as a result of a spin-off in November 2004, AgfaPhoto GmbH.

         Prof. Hartmut Weigelt, Ph.D. has served as a Director of the Company since December 2000. Prof. Weigelt was a member of the Supervisory Board of Proteo Biotech AG from 2000 to 2003. Since 1996, Prof. Weigelt has served as the managing director of Eco Impact GmbH which he co-founded. Prof. Weigelt was a co-founder of the first German private university, Witten/Herdecke and he is currently Chief Scientific Officer (CSO) of MedEcon Ruhr GmbH, and head of the department of Dental Biomedicine at the University of Applied Sciences in Hamm (Northrhine-Westphalia, Germany) Prof. Weigelt studied chemistry and biology and graduated with a M.Sc., Ph.D., and D.Sc. in biology.

INFORMATION CONCERNING THE BOARD OF DIRECTORS.

         During the year ended December 31, 2007 the Company's Board of Directors held 2 meetings. Each member of the Board participated in each action of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS.

         Proteo, Inc. is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. We do not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, our board of directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and
(3) engaging outside advisors. Our board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC.

         The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members has sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation.

         The Company does not have a formal nominating committee. The Board of Directors, acting as a nominating committee, recommends candidates who will be nominated as management's slate of directors at each annual meeting of stockholders. The Board of Directors will also consider candidates for directors nominated by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2009, must notify the Secretary of the Company, in writing, no later than March 13, 2009. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required to be included in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address, the number of shares beneficially owned and a statement that such stockholder intends to nominate his candidate. A statement from the candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director at the annual meeting.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

         The following statement made by the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

         The Company does not have a formal compensation committee and the Company's officers receive no compensation from the Company at this time. Ms. Bargmann, our President, Chief Executive Officer and Chief Financial Officer, receives compensation from our wholly-owned subsidiary, Proteo Biotech AG. The Supervisory Board of Proteo Biotech AG entered into an employment contract with Ms. Bargmann on August 1, 2007. The contract became effective on August 1, 2007 and expires on July 31, 2010. Pursuant to the agreement Ms. Bargmann receives a salary of 8,000 Euro per month, which amounted to total annual compensation of $64,000 for the year ended December 31, 2007. The supervisory Board and Ms. Bargmann are obliged to negotiate the compensation at any time on the request of either party taking into consideration of the economic performance of the company. If no understanding can be reached within one month the requesting party is allowed to terminate the agreement three months after at months end.



                                      Submitted by the Board of Directors,
                                      Sitting as a Compensation Committee:


                                      /s/   Prof. Oliver Wiedow, M.D.
                                      ---------------------------------------

                                      /s/   Holger Pusch
                                      ---------------------------------------

                                      /s/   Professor Hartmut Weigelt, M.D.
                                      ---------------------------------------

                                      /s/   Birge Bargmann
                                      ---------------------------------------

COMPENSATION COMMITTEE AND INSIDER PARTICIPATION.

         The current Board of Directors includes Birge Bargmann, who also serves as an executive officer of the Company. As a result, this director discusses and participates in deliberations of the Board of Directors on matters relating to the terms of executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners of our common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company has been informed that all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners of our common stock were complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

         The following table sets forth the overall compensation earned over each of the past two fiscal years ending December 31, 2007 by each person who served as the principal executive officer of Proteo during fiscal year 2007. There were no other executive officers who had compensation of $100,000 or more during fiscal year 2007.

                                                                                        Non-Equity
                                                                 Stock     Option     Incentive Plan     All Other
    Name and Principal     Fiscal       Salary      Bonus       Awards     Awards      Compensation    Compensation
        Position            Year         (US$)      (US$)        (US$)      (US$)          (US$)            (US$)        Total (US$)
        --------            ----         -----      -----        -----      -----          -----            -----        -----------

Birge Bargemann,
  President and Chief       2007       $ 64,000 (1)   --          --         --               --              --         $ 64,000
  Executive Officer         2006       $  6,000 (1)   --          --         --               --              --         $  6,000
  and Chief Financial
  Officer

(1) Paid by the Company's wholly owned subsidiary, Proteo Biotech AG.
-------------

OPTION/SAR GRANTS TABLE.

         The Company does not have a stock option or equity compensation plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE.

         Not applicable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS .

         The Company does not have a stock option or other equity compensation plan.

DIRECTOR COMPENSATION.

         The Directors have not received any compensation for serving in such capacity, and the Company does not currently contemplate compensating its Directors in the future for serving in such capacity.

EMPLOYMENT AND CONSULTING AGREEMENTS.

         The Company has no employment contracts with any of its officers or directors and maintains no retirement, fringe benefit or similar plans for the benefit of its officers or directors, however, Ms. Bargmann does have an employment contract with the Company's wholly owned subsidiary Proteo Biotech AG which is described above. The Company may, however, enter into employment contracts with its officers and key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons. The Company does not pay fees to directors for their attendance at meetings that are not executive officers of the Board of Directors or of committees; however, the Company may adopt a policy of making such payments in the future. The Company will reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Pursuant to a 30-year license agreement we have agreed to pay Dr. Wiedow three percent of the gross revenues of the Company from products based on patents where he was the principal inventor. Furthermore, we agreed to pay licensing fees of 110,000 Euro per year, for a term of six years through the year ending December 31, 2006, for a total of 660,000 Euros. This equated to annual license fees of approximately $130,000 for the year ending December 31, 2005 and $140,000 for the year ending December 31, 2006. We also agreed to refund all expenses needed to maintain such patents (e.g., patent fees, legal fees, etc).

         At December 31, 2007, we have accrued $927,900 of licensing fees payable to Dr. Wiedow. During 2004, the licensing agreement was amended to require annual payments of 30,000 Euros, to be paid on July 15 of each year, beginning on July 15, 2004. Such amount can be increased up to 110,000 Euros by June 1 of each year based on an assessment of the Company's financial ability to make such payments. The annual payments will continue until the entire obligation of 660,000 Euros has been paid. In December 2007, the Company paid to Dr. Wiedow 30,000 Euros (approx. $43,000). No other payments have been made to

Dr. Wiedow as of December 31, 2007, which is a technical breach of the agreement. Dr. Wiedow waived such breach and deferred the prior year payments to 2008.

         On September 28, 2006, Dr. Wiedow entered into an agreement to contribute 50,000 Euros (approximately $63,000) to PBAG for a 15% non-voting interest in PBAG, in accordance with certain provisions of the German Commercial Code.

         Dr. Wiedow will receive 15% of profits, as determined under the agreement, not to exceed in any given year 30% of the capital contributed. Additionally, he will be allocated 15% of losses, as determined under the agreement, not to exceed the capital contributed. Dr. Wiedow is under no obligation to provide additional capital contributions to the Company. During the years ended December 31, 2007 and 2006, losses of $3,978 and $59,026, respectively, were allocated against the contributed capital account, which is presented as minority interest in the profits and losses of Proteo Biotech on the accompanying statements of operations and comprehensive loss.

         The disclosure requirements of Item 407(a) of Regulation S-B are not applicable to this filing.

                                   PROPOSAL 2

         PROPOSAL TO RATIFY THE APPOINTMENT OF SQUAR, MILNER, PETERSON,
                           MIRANDA & WILLIAMSON, LLP.
          AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE COMPANY

         Pursuant to a written consent, a majority of the Company's stockholders ratified the Board of Directors' engagement of Squar, Milner, Peterson, Miranda & Williamson, LLP. for the fiscal year ending December 31, 2008.

FEES TO AUDITORS.

         Audit Fees: We were billed approximately $84,000 and $70,000 for the fiscal years ended December 31, 2007 and 2006, respectively, for professional services rendered by the principal accountant for the audit of the our annual consolidated financial statements and the review of our quarterly unaudited consolidated financial statements.

         Tax Fees: We were billed approximately $6,000 and $6,000 for the fiscal years ended December 31, 2007 and 2006, respectively, for professional services rendered by the principal accountant for tax compliance and tax advice.

         All Other Fees: There were no other professional services rendered by our principal accountant during the two years ended December 31, 2007 that were not included in the two categories above.

         All of the services provided by our principal accountant were approved by our Board of Directors. No more than 50% of the hours expended on our audit for the last fiscal year were attributed to work performed by persons other than full-time employees of our principal accountant.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2009 must be received by the Company no later than March 13, 2009, in order to have them included in the information statement and form of information statement relating to that meeting.


                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-KSB, as amended, including audited consolidated financial statements as at and for the years ended December 31, 2007 and 2006 accompany this information statement.



                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/  Birge Bargmann
                                           ----------------------------------
                                           Birge Bargmann, President





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